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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 28, 2005 relating to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. as of December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004, which appears in Cellegy Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2005

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  Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM